EXHIBIT 4.3

FIRST SUPPLEMENTAL INDENTURE

This First Supplemental Indenture, made as of November 3, 2020 (the “Supplemental Indenture”), to that certain Indenture (as such indenture has been supplemented and amended to date, the “Existing Indenture” and the Existing Indenture, as it may from time to time be supplemented or amended by one or more additional indentures supplemental thereto entered into pursuant to the applicable provisions thereof, being hereinafter called the “Indenture”) dated as of July 15, 2019 among Aquestive Therapeutics, Inc., a Delaware corporation with an address at 30 Technology Drive, Warren, New Jersey 07059 (the “Issuer”), any Guarantor that becomes party thereto pursuant to Section 4.10 of the Existing Indenture, and U.S. Bank National Association, as trustee (the “Trustee”) and as collateral agent (the “Collateral Agent”).

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee the Existing Indenture, providing for the issuance of an aggregate principal amount of up to $100.0 million of 12.5% Senior Secured Notes due 2025 (the “Notes”);

WHEREAS, the Issuer proposes to amend the Existing Indenture and the Notes (the “Proposed Amendments”), which amendments, pursuant to Section 9.02 of the Indenture, must be approved with the written consent of the Holders of all of the aggregate principal amount of the outstanding Notes (the “Required Holders”);

WHEREAS, the Issuer has received and delivered to the Trustee and to the Collateral Agent the consent of the Required Holders to the Proposed Amendments (the “Holder Consent”);

WHEREAS, the Required Holders also consented to the Repurchase, in the Holder Consent;

WHEREAS, the Holder Consent also authorizes the issuance of an additional $4.0 million of Notes (the “2020 Additional Securities’);

WHEREAS, the Issuer has been authorized by a resolution of its board of directors to enter into this Supplemental Indenture, to complete the Repurchase and to issue the 2020 Additional Securities;

WHEREAS, all other acts and proceedings required by law, by the Existing Indenture and by the certificate of incorporation and bylaws of the Issuer to make this Supplemental Indenture a valid and binding agreement for the purposes expressed herein, in accordance with its terms, have been duly done and performed;

WHEREAS, pursuant to Section 9.02, the Trustee and the Collateral Agent are authorized to execute and deliver this Supplemental Indenture;

WHEREAS, following the execution of this Supplemental Indenture, the terms hereof will become operative on the date hereof.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

That, for and in consideration of the premises herein contained and in order to effect the Proposed Amendments contained herein, pursuant to Section 9.02 of the Existing Indenture, the Issuer agrees with the Trustee and the Collateral Agent as follows:

ARTICLE 1

Amendment of Existing Indenture

Section 1.01.         Amendment of Existing Indenture.  Effective as of the Supplement Effective Date, this Supplemental Indenture amends the Existing Indenture as provided for herein.

Section 1.02.          Amendment of Section 1.01.  Pursuant to Section 9.02 of the Existing Indenture, Section 1.01 of the Existing Indenture is hereby amended:

By deleting in their entirety the definitions of “Apomorphine Disposition”, “Apomorphine License Transaction” and “Apomorphine Royalty Disposition”;

By amending and restating the definition of “First Additional Securities Triggering Event” in its entirety to read as follows:

““First Additional Securities Triggering Event” means the approval of Libervant by the FDA; provided, however, that such approval shall not require any market access or a waiver of orphan drug exclusivity.”

By amending and restating the definition of “Non-Recourse Debt” in its entirety to read as follows:

““Non-Recourse Debt” means Indebtedness as to which (i) neither the Issuer nor any of its Subsidiaries (other than any Royalty Subsidiary) (a) provides credit support of any kind (other than unsecured undertakings in respect of representations and warranties and covenants in connection with the Permitted Apomorphine Monetization that are usual and customary in transactions of that kind) or collateral security to secure such Indebtedness, (b) is directly or indirectly liable as an obligor, guarantor or otherwise or (c) constitutes the lender or counterparty thereto, (ii) no default with respect to such Indebtedness (including any rights that the holders of the Indebtedness may have to take enforcement action against a Royalty Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness (other than the Securities) of the Issuer or its Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity date and (iii) the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any of its Subsidiaries (other than such Royalty Subsidiary).”

By amending and restating the definition of “Notes Collateral” in its entirety to read as follows:

““Notes Collateral” means all property subject, or purported to be subject from time to time, to a Lien under any Security Documents, including all Intellectual Property of the Issuer and the Collateral Account; provided, however, that the Notes Collateral does not include the Excluded Assets.”

By amending and restating the definition of Clause (31) of the definition of “Permitted Liens” as follows:

“(31)    the Permitted Apomorphine Monetization;”

By amending and restating the definition of “Royalty Subsidiary” in its entirety to read as follows:

““Royalty Subsidiary” means any Subsidiary of the Issuer that is designated by the Board of Directors of the Issuer as a Royalty Subsidiary pursuant to a resolution of such Board of Directors, but only to the extent that such Subsidiary (i) has no Indebtedness other than Non‑Recourse Debt, (ii) has no assets other than the assets that are the subject of the Permitted Apomorphine Monetization and is not engaged in any activities other than those related or incidental to the Permitted Apomorphine Monetization, (iii) is a Person with respect to which neither the Issuer nor any of its other Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results and (iv) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Issuer or any of its other Subsidiaries.”

By amending and restating the definition of “Royalty Subsidiary Liens” in its entirety to read as follows:

““Royalty Subsidiary Liens” means Liens (i) solely on assets owned by a Royalty Subsidiary that are the subject of the Permitted Apomorphine Monetization securing the Non‑Recourse Debt of such Royalty Subsidiary in connection with the Permitted Apomorphine Monetization and (ii) solely on the Equity Interests of a Royalty Subsidiary securing the Non‑Recourse Debt of such Royalty Subsidiary in connection with the Permitted Apomorphine Monetization; provided that there is no recourse (whether as an obligor, guarantor or otherwise) to, or other credit support provided by, the Issuer or any other Subsidiary (other than unsecured undertakings in respect of representations and warranties and covenants in connection with such Permitted Apomorphine Monetization that are usual and customary in transactions of that kind).”

By amending and restating the definition of “Second Additional Securities Triggering Event” in its entirety to read as follows:

“Second Additional Securities Triggering Event” means the full approval of Libervant by the FDA for sale in the United States, which full approval shall include market access.

By amending and restating the definition of “Securities” in its entirety to read as follows:

““Securities” means the Issuer’s 12.5% Senior Secured Notes due 2025 and shall include, for the avoidance of doubt, the Original Securities issued on the Issue Date, the 2020 Additional Securities issued on the 2020 Additional Securities Issuance Date, the First Additional Securities and the Second Additional Securities that may be issued after the Issue Date, in each case, as and to the extent issued pursuant to the terms and conditions of this Indenture.”

By adding the following definitions:

““2020 Additional Securities” means the Issuer’s 12.5% Senior Secured Notes due 2025 that shall be issued on the 2020 Additional Securities Issuance Date pursuant to Section 2.01(f).”

““2020 Additional Securities Issuance Date” shall be the tenth Business Day following the funding of the Permitted Apomorphine Monetization.”

“”Initial Permitted Apomorphine Monetization” means the $40,000,000 upfront payment referenced in clause (i) of the definition of “Permitted Apomorphine Monetization.””

““November 2020 Purchase Agreements” means each Purchase Agreement dated November 3, 2020, between the Issuer and the purchaser(s) party thereto.”

““Permitted Apomorphine Monetization” means that certain sale, dated as of November 3, 2020, by the Issuer to MAM Pangolin Royalty, LLC of all of the Issuer’s rights to receive royalties and milestone payments under its license agreement with Sunovion Pharmaceuticals Inc. in consideration of payment by MAM Pangolin Royalty, LLC to the Issuer of (i) an up-front purchase price of $40,000,000 received substantially concurrently with the closing of such sale and (ii) additional contingent payments of up to $85,000,000 in the aggregate due upon the attainment of certain specified royalty and commercial targets.”

 ““Repurchase” means the repurchase on the tenth Business Day following the funding of the Permitted Apomorphine Monetization of $22,500,000 aggregate principal amount of Original Securities, for 100.000% of the principal amount thereof plus accrued and unpaid interest, if any, thereon to the date of repurchase, pursuant to the October 2020 Purchase Agreements.”

““Upfront Apomorphine Monetization Payment” means the initial cash amount of $40,000,000 received pursuant to the Permitted Apomorphine Monetization.”

Section 1.03.       Amendment of Section 1.02. Pursuant to Section 9.02 of the Existing Indenture, Section 1.02 of the Existing Indenture is hereby amended to (i) add “30% Limitation” and “4.06(b)(ii)” to the chart and (ii) remove the reference to “Apomorphine Asset Sale Offer” and “4.06(b)(ii)” in its entirety.

Section 1.04.         Amendment of Section 2.01.  Pursuant to Section 9.02 of the Existing Indenture:

Section 2.01(a), (c) and (d) of the Existing Indenture are hereby amended and restated in their entirety as follows:

“(a) The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is limited to $104,000,000.”

“(c) On any Business Day on or prior to December 31, 2021 that does not fall between a Record Date and its related Payment Date (but, for the avoidance of doubt, only one Business Day, but not more than one Business Day), the Issuer may issue and deliver, in accordance with this Article 2, and pursuant to and in accordance with the terms and conditions of the October 2020 Purchase Agreements, without the consent of any Holder of or any holder of beneficial interests in the Securities, upon five Business Days’ written notice to the Trustee, First Additional Securities in an aggregate principal amount of $10,000,000; provided, that, as of such Business Day, as conditions to the issuance of such First Additional Securities, (i) no Event of Default has occurred and is continuing, (ii) the First Additional Securities Triggering Event has occurred and (iii) the Issuer shall deliver to the Trustee, in addition to the written order of the Issuer pursuant to Section 2.03, Officers’ Certificates of the Issuer (A) certifying as to the satisfaction of the foregoing clause (i) and clause (ii) and (B) stating that the representations and warranties of the Issuer in the October 2020 Purchase Agreements are true and correct in all material respects on and as of such Business Day with the same force and effect as if expressly made on and as of such Business Day (except for such representations and warranties qualified by materiality or material adverse effect, which are true and correct in all respects).  Such First Additional Securities shall have the same terms as the Original Securities and any 2020 Additional Securities, except that the issue date, the issue price, the initial Payment Date and the initial date from which interest shall accrue may vary.  If the Issuer determines that such First Additional Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such First Additional Securities will have the same CUSIP number as the Original Securities or any 2020 Additional Securities, as the case may be, and for U.S. federal income tax purposes will have the same issue date and issue price as the Original Securities or such 2020 Additional Securities, as the case may be. If the Issuer determines that such First Additional Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such First Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities and any 2020 Additional Securities.

(d) On any Business Day on or prior to December 31, 2021 that does not fall between a Record Date and its related Payment Date (but, for the avoidance of doubt, only one Business Day, but not more than one Business Day), the Issuer may issue and deliver, in accordance with this Article 2, without the consent of any Holder of or any holder of beneficial interests in the Securities, upon five Business Days’ written notice to the Trustee, Second Additional Securities in an aggregate principal amount of up to $30,000,000; provided, that, as of such Business Day, if the Issuer has issued the First Additional Securities, the Issuer may only issue and deliver such Second Additional Securities in an aggregate principal amount of up to $20,000,000; provided, further, that, as of such Business Day, as conditions to the issuance of such Second Additional Securities, (i) no Event of Default has occurred and is continuing, (ii) the Second Additional Securities Triggering Event has occurred and (iii) the Issuer shall deliver to the Trustee, in addition to the written order of the Issuer pursuant to Section 2.03, Officers’ Certificates of the Issuer (A) certifying as to the satisfaction of the foregoing clause (i) and clause (ii) (the “Second Additional Securities Triggering Event Officers’ Certificate”) and (B) stating that the representations and warranties of the Issuer in the October 2020 Purchase Agreements are true and correct in all material respects on and as of such Business Day with the same force and effect as if expressly made on and as of such Business Day (except for such representations and warranties qualified by materiality or material adverse effect, which are true and correct in all respects).  Such Second Additional Securities shall have the same terms as the Original Securities and any First Additional Securities, 2020 Additional Securities, except that the issue date, the issue price, the initial Payment Date and the initial date from which interest shall accrue may vary.  If the Issuer determines that such Second Additional Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such Second Additional Securities will have the same CUSIP number as the Original Securities or any First Additional Securities or 2020 Additional Securities, as the case may be, and for U.S. federal income tax purposes will have the same issue date and issue price as the Original Securities or such First Additional Securities, 2020 Additional Securities, as the case may be.  If the Issuer determines that such Second Additional Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such Second Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities and any First Additional Securities, 2020 Additional Securities.”

Section 2.01 of the Existing Indenture is hereby amended to add the following subsections:

“(f) On the 2020 Additional Securities Issuance Date, the Issuer shall issue and deliver, without the consent of any Holder of or any holder of beneficial interests in the Original Securities, in accordance with this Article 2, 2020 Additional Securities in an aggregate principal amount of $4,000,000 provided, that, as of such Business Day, as conditions to the issuance of such 2020 Additional Securities, the Issuer shall deliver to the Trustee, in addition to the written order of the Issuer pursuant to Section 2.03, Officers’ Certificates of the Issuer stating that the representations and warranties of the Issuer in the purchase agreements governing the issuance of the 2020 Additional Securities are true and correct in all material respects on and as of such Business Day with the same force and effect as if expressly made on and as of such Business Day (except for such representations and warranties qualified by materiality or material adverse effect, which are true and correct in all respects).  Such 2020 Additional Securities shall have the same terms as the Original Securities, except that the issue date, the issue price, the initial Payment Date and the initial date from which interest shall accrue may vary.  If the Issuer determines that such 2020 Additional Securities are issued as part of a “qualified reopening” for U.S. federal income tax purposes, such 2020 Additional Securities will have the same CUSIP number as the Original Securities, and for U.S. federal income tax purposes will have the same issue date and issue price as the Original Securities.  If the Issuer determines that such 2020 Additional Securities are not issued as part of a “qualified reopening” for U.S. federal income tax purposes, such 2020 Additional Securities will be required to have a CUSIP number that is different than the CUSIP number of the Original Securities.

Section 1.05.         Amendment of Section 2.03.  Pursuant to Section 9.02 of the Existing Indenture, the first paragraph of Section 2.03 of the Existing Indenture shall be amended and restated in its entirety as follows:

“Execution and Authentication.  The Trustee shall authenticate and make available for delivery upon a written order of the Issuer signed by one Officer (i) Original Securities for original issue on the Issue Date in an aggregate principal amount of $70,000,000, (ii) First Additional Securities for original issue pursuant to Section 2.01(c), (iii) Second Additional Securities for original issue pursuant to Section 2.01(d), and (iv) 2020 Additional Securities for original issue pursuant to Section 2.01(f).  Such order shall specify the amount of the Securities to be authenticated, the form in which the Securities are to be authenticated and the date on which the original issue of Securities is to be authenticated.”

Section 1.06.        Amendment of Section 4.01(b).  Pursuant to Section 9.02 of the Existing Indenture, the first paragraph of Section 4.01 of the Existing Indenture shall be amended and restated in its entirety as follows:

“On each Payment Date, commencing on September 30, 2021, or on the succeeding Business Day if any such date is not a Business Day, the Issuer shall pay to the Holders an installment of principal of the Securities in accordance with the table below corresponding to the applicable Payment Date, where the applicable percentage is the percentage of (i) the initial aggregate principal amount of Original Securities issued on the Issue Date plus (ii) the initial aggregate principal amount of any First Additional Securities issued on their date of issuance plus (iii) the initial aggregate principal amount of any Second Additional Securities issued on their date of issuance plus (iv) the initial aggregate principal amount of any 2020 Additional Securities issued on their date of issuance minus (v) the aggregate principal amount of Securities redeemed or repurchased pursuant to this Indenture prior to such Payment Date:”

Section 1.07.         Amendment of Section 4.05(c).  Pursuant to Section 9.02 of the Existing Indenture, clause (15) of Section 4.05(c) of the Existing Indenture shall be amended and restated in its entirety as follows:

“(15)    the Permitted Apomorphine Monetization to a Royalty Subsidiary;”

Section 1.08.       Amendment of Section 4.06.  Pursuant to Section 9.02 of the Existing Indenture, Section 4.06 of the Existing Indenture shall be amended and restated in its entirety as follows:

“Section 4.06.  Asset Sales.

(a)          General.  The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) make a Disposition or (ii) issue or sell Equity Interests (other than directors’ qualifying shares and shares issued to foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Issuer or another Restricted Subsidiary of the Issuer) (whether in a single transaction or a series of related transactions), in each case except for (A) the Permitted Apomorphine Monetization, and (B) Permitted Asset Sales.

(b)           Permitted Apomorphine Monetization.

(i)         Upon the receipt of any cash proceeds by the Issuer from the Permitted Apomorphine Monetization (other than the Upfront Apomorphine Monetization Payment), each Holder shall have the right to require the Issuer to repurchase all or any part of such Holder’s then outstanding Securities at a repurchase price in cash equal to 112.5000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the repurchase date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), in accordance with the terms contemplated in this Section 4.06(b); provided, however, that notwithstanding the occurrence of the Permitted Apomorphine Monetization, the Issuer shall not be obligated to repurchase any Securities pursuant to this Section 4.06(b) in the event that it has exercised (x) its unconditional right to redeem such Securities in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8; (i) such repurchase offer shall be for 30% of the cash proceeds received by the Issuer in such Permitted Apomorphine Monetization (the “30% Limitation”), (ii) the Issuer shall not be obligated to repurchase Securities from any Holder with the proceeds of the Upfront Apomorphine Monetization Payment, except for the Repurchase; and (iii) that the Issuer shall not repurchase more than $40,000,000 in aggregate principal amount of Securities from the cash proceeds from the Permitted Apomorphine Monetization (or $50,000,000 in aggregate principal amount of Securities if the First Additional Securities have been issued) (and, in the event that the aggregate principal amount of Securities so requested to be repurchased pursuant to this Section 4.06(b) would otherwise exceed $40,000,000 (or $50,000,000 if the First Additional Securities have been issued), then the Issuer shall repurchase the Securities from such Holders on a pro rata basis); provided, such $40,000,000 (or $50,000,000 if the First Additional Securities have been issued) in aggregate principal amount of Securities to be repurchased with cash proceeds from the Permitted Apomorphine Monetization shall be reduced by the aggregate principal amount of Original Securities purchased by the Issuer in the Repurchase.

(ii)          Within 30 days following the receipt of cash proceeds from the Permitted Apomorphine Monetization, except to the extent that the Issuer has exercised (x) its unconditional right to redeem the Securities by delivery of a notice of redemption in accordance with Article 3 or (y) its legal defeasance option or covenant defeasance option in accordance with Article 8, the Issuer shall provide a written notice (an “Apomorphine Asset Sale Offer”) to each Holder with a copy to the Trustee stating:

(A)          the Issuer has received cash proceeds from the Permitted Apomorphine Monetization and that such Holder has the right to require the Issuer to repurchase (subject to the second proviso of Section 4.06(b)(i)) all or any part of such Holder’s then outstanding Securities at a repurchase price in cash equal to 112.5000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the repurchase date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), subject to the 30% Limitation;

(B)        the amount of cash proceeds received by the Issuer from such Permitted Apomorphine Monetization that triggered delivery of the Apomorphine Asset Sale Offer, including a calculation of the 30% Limitation;

(C)         the aggregate amount of cash proceeds received by the Issuer in the Permitted Apomorphine Monetization, through the date of such Apomorphine Asset Sale Offer;

(D)            the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such written notice is provided); and

(E)           the instructions determined by the Issuer, consistent with this Section 4.06(b), that a Holder must follow in order to have its Securities repurchased.

(iii)          At any time prior to the Libervant Approval, to the extent that the aggregate principal amount of Securities repurchased by the Issuer pursuant to this Section 4.06(b), taken together with any prior repurchases by the Issuer pursuant to this Section 4.06(b) including the amounts repurchased in the Repurchase, is less than $40,000,000 (or $50,000,000 if the First Additional Securities have been issued),  the difference between (x) the cash proceeds received by the Issuer in the Permitted Apomorphine Monetization (excluding the Upfront Apomorphine Monetization Payment) limited to the first $40,000,000 of all such cash proceeds (or $50,000,000 if the First Additional Securities have been issued) and (y) the aggregate principal amount of Securities so repurchased shall be deposited into the Collateral Account; provided, for the avoidance of doubt, all amounts received by the Issuer in the Upfront Apomorphine Monetization Payment not used to repurchase Securities in the Repurchase shall be retained by the Issuer and shall not be deposited in the Collateral Account.

(iv)         Holders electing to have a Security repurchased pursuant to this Section 4.06(b) shall be required to surrender the Security, with an appropriate form duly completed, to the Issuer at the address specified in the Apomorphine Asset Sale Offer (or otherwise in accordance with the applicable procedures of the Depository) at least three Business Days prior to the repurchase date.  The Holders shall be entitled to withdraw their election if the Issuer receives not later than one Business Day prior to the repurchase date a letter setting forth the name of the Holder, the principal amount of the Security that was delivered for repurchase by the Holder and a statement that such Holder is withdrawing its election to have such Security repurchased.  Holders whose Securities are repurchased only in part shall be issued new Securities equal in principal amount to the portion of the Securities surrendered but not repurchased.  If the Securities are Global Securities held by the Depository, then the applicable operational procedures of the Depository for tendering and withdrawing securities will apply.

(v)          On the repurchase date, all Securities repurchased by the Issuer under this Section 4.06(b) shall be delivered to the Trustee for cancellation, and the Issuer shall pay the repurchase price plus accrued and unpaid interest, if any, thereon to the date of repurchase, to the Holders entitled thereto.

(vi)         Securities repurchased by the Issuer pursuant to this Section 4.06(b) will have the status of Securities issued but not outstanding or will be retired and canceled at the option of the Issuer.

(vii)        At the time the Issuer delivers (or causes to be delivered) Securities to the Trustee that are to be accepted for repurchase, the Issuer shall also deliver an Officers’ Certificate stating that such Securities are to be accepted by the Issuer pursuant to and in accordance with the terms of this Section 4.06(b) and confirming whether the Securities will be considered issued but not outstanding or including orders to cancel the repurchased Securities.  A Security shall be deemed to have been accepted for repurchase at the time the Trustee, directly or through an agent, provides payment therefor to the surrendering Holder.

(viii)      Prior to providing written notice to the Holders of any Apomorphine Asset Sale Offer pursuant to Section 4.06(b)(ii), the Issuer shall deliver to the Trustee an Officers’ Certificate stating that all conditions precedent contained herein to the right of the Issuer to make such offer have been complied with.

(ix)       The Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06(b).  To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06(b), the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06(b) by virtue thereof.

(c)           Administration of Collateral Account.

(i)            The Issuer shall establish and maintain a segregated account held with U.S. Bank National Association (or another segregated account in replacement thereof held with another U.S. federally insured depositary financial institution that is acting as the Trustee or other Paying Agent) in the name of the Trustee or other Paying Agent (acting in either case as an agent for or representative of the Collateral Agent), or in the name of the Issuer, in each case, subject to the Liens established under the Collateral Agreement and the other Security Documents (such account, the “Collateral Account”).  The Collateral Account shall be established and maintained so as to create, perfect and establish the priority of the Liens established under the Collateral Agreement and the other Security Documents in such Collateral Account and all funds and other assets or property from time to time deposited therein or credited thereto and otherwise to effectuate the Liens under the Security Documents.  The Collateral Account shall bear a designation clearly indicating that the funds and other assets or property deposited therein or credited thereto are held for the benefit of the Holders and the Trustee.

(ii)          The Trustee or other Paying Agent, as applicable, shall have sole dominion and control over the Collateral Account (including, among other things, the sole power to direct withdrawals or transfers from the Collateral Account).  The Trustee or other Paying Agent, as applicable, shall make withdrawals and transfers from the Collateral Account in accordance with the terms of this Indenture.  Each of the Issuer and the Trustee, any other Paying Agent and the Collateral Agent acknowledges and agrees that the Collateral Account is a “securities account” within the meaning of Section 8-501 of the Uniform Commercial Code and that the Trustee or other Paying Agent, as applicable, has “control”, for purposes of Section 9-314 of the Uniform Commercial Code, of the Collateral Account that is maintained with the Trustee or other Paying Agent.  The Trustee hereby confirms that it has established account number 217428010 in the name of the Issuer for the benefit of the Holders and the Trustee as the Collateral Account.  The Issuer and the Trustee, any other Paying Agent and the Collateral Agent further agree that the jurisdiction of the Trustee, such other Paying Agent or the Collateral Agent, as applicable, for purposes of the Uniform Commercial Code shall be the State of New York.  The crediting by the Trustee or other Paying Agent, as applicable, to the Collateral Account of any asset or property that is not otherwise a financial asset by virtue of Section 8-102(a)(9)(i) of the Uniform Commercial Code or Section 8-102(a)(9)(ii) of the Uniform Commercial Code, including cash, shall constitute the “express agreement” of the Trustee or such other Paying Agent, as applicable, under Section 8-102(a)(9)(iii) of the Uniform Commercial Code that such property is a financial asset under Section 8-102(a)(9)(iii) of the Uniform Commercial Code.

(iii)         The funds in the Collateral Account shall be released to the Issuer in whole or in part (free and clear of any Liens established under the Collateral Agreement and any other applicable Security Document) only upon (A) the occurrence of the Second Additional Securities Triggering Event and receipt by the Trustee or other applicable Paying Agent of the Second Additional Securities Triggering Event Officers’ Certificate or (B) the written consent of the Holders of a majority in principal amount of the Securities.  The funds in the Collateral Account may not otherwise be withdrawn except (x) upon the occurrence and during the continuance of an Event of Default at the direction of the Holders of a majority in principal amount of the Securities as further described in Article 6, (y) to the Issuer following the discharge of this Indenture or (z) solely to be used in connection with the Issuer’s (A) unconditional right to redeem the Securities in whole in accordance with Article 3 or (B) legal defeasance option or covenant defeasance option in accordance with Article 8.  Funds in the Collateral Account may be invested by the Trustee or such Paying Agent in Cash Equivalents available to the Trustee or other Paying Agent, as applicable, at the written direction of the Issuer absent the occurrence and continuance of an Event of Default.  Promptly following the occurrence of an Event of Default and during the continuation thereof, the Trustee or other Paying Agent, as applicable (acting as an agent for or representative of the Collateral Agent), shall direct the funds in the Collateral Account to be invested pursuant to the direction of the Holders of a majority in principal amount of the Securities that are available to the Trustee or other Paying Agent, as applicable.  In the absence of written instructions, no investments shall be made using the funds in the Collateral Account.

(iv)        The cash proceeds in respect of the Permitted Apomorphine Monetization in excess of the first $40,000,000 of cash proceeds from the Permitted Apomorphine Monetization (or $50,000,000 if the First Additional Securities have been issued) may be used by the Issuer for any purpose that is not prohibited by this Indenture.  At any time following the Second Additional Securities Triggering Event, after any repurchase of Securities by the Issuer pursuant to Section 4.06(b), any cash proceeds in respect of the Permitted Apomorphine Monetization not used for such repurchase may be used by the Issuer for any purpose that is not prohibited by this Indenture.  Notwithstanding anything to the contrary in this Indenture, all amounts received by the Issuer in the Upfront Apomorphine Monetization Payment not used to repurchase Securities in the Repurchase shall be retained by the Issuer free and clear of this Section 4.06(c) and shall not be deposited in the Collateral Account.”

Section 1.09.         Amendment of Section 4.07(a).  Pursuant to Section 9.02 of the Existing Indenture, clause (xvi) of Section 4.05(c) of the Existing Indenture shall be amended and restated in its entirety as follows:

“(xvi)    the Permitted Apomorphine Monetization to a Royalty Subsidiary;”

Section 1.09 Amendment of Section 4.19.  Pursuant to Section 9.02 of the Existing Indenture, Section 4.19 of the Existing Indenture shall be amended and restated in its entirety as follows:

“Section 4.19.  Right of First Offer.  Upon each proposed issuance, if any, of First Additional Securities or Second Additional Securities, the Issuer will grant to the initial purchasers of the Original Securities (or, in the case of the First Additional Securities, their permitted transferees in accordance with the terms hereof) the right to purchase an aggregate amount of such First Additional Securities or Second Additional Securities, as applicable, in an amount equal to the same proportion that the principal amount of Original Securities each such purchaser initially purchased bears to the aggregate principal amount of Original Securities issued on the Issue Date and at a purchase price specified by the Issuer (which purchase price shall not be more than the purchase price being offered to other investors), with such right to purchase being exercised by each such purchaser by written notice to the Issuer no later than 15 days after being notified of such proposed issuance by the Issuer.  To the extent that any of the initial purchasers of the Original Securities (or, in the case of the First Additional Securities, their permitted transferees in accordance with the terms hereof) decline to exercise their right to purchase any First Additional Securities or Second Additional Securities, as applicable (in whole or in part), the Issuer will promptly notify the other initial purchasers of the Original Securities (or, in the case of the First Additional Securities, their permitted transferees in accordance with the terms hereof) that have exercised such right in full, in which case such other initial purchasers will have the right to purchase such remaining First Additional Securities or Second Additional Securities, as applicable (subject to proportional reduction to the extent of the relative initial principal amount of First Additional Securities or Second Additional Securities, as applicable, purchased by other initial purchasers exercising the same right), on the same terms as any First Additional Securities or Second Additional Securities, as applicable, it previously exercised the right to purchase pursuant to the preceding sentence, with such right to purchase being exercised by each such purchaser by written notice to the Issuer no later than two days after being notified of the opportunity to purchase such remaining First Additional Securities or Second Additional Securities, as applicable, by the Issuer.

If, and solely to the extent that, the initial purchasers of the Original Securities (or their permitted transferees in accordance with the terms hereof) purchase the First Additional Notes in accordance with Section 2.01(c) at the request of the Company, the Issuer will grant to the initial purchasers of the Original Securities (or their or their permitted transferees in accordance with the terms hereof), for no additional consideration, warrants to purchase shares of common stock of the Issuer equal to 14.3 shares of common stock per $1,000 aggregate principal amount of First Additional Securities purchased by the initial purchasers of the Original Securities, at an exercise price per share of common stock equal to the volume weighted average price of a single share of the Issuer’s common stock in composite trading for the principal exchange on which such securities are listed for the thirty (30) trading days ending on, but excluding, the date of issuance, and otherwise substantially in accordance with the terms of those certain common stock purchase warrants issued by the Issuer to the initial purchasers of the Original Securities on July 15, 2019; provided, in no event shall the Issuer issue warrants to purchase fractional shares of common stock, and the Issuer shall round the amount of common stock each such warrant is exercisable for to the nearest whole share of common stock.

If, and solely to the extent that, the initial purchasers of the Original Securities elect to exercise the Right of First Offer described above and purchase the Second Additional Securities in connection with the issuance and sale of the Second Additional Securities, the Issuer will grant to such initial purchasers of the Original Securities, for no additional consideration, warrants to purchase shares of common stock of the Issuer equal to (i) if the First Additional Securities have not been issued, 14.3 shares of common stock per $1,000 aggregate principal amount of Second Additional Securities purchased by such initial purchasers of the Original Securities until an aggregate of $10.0 million of Second Additional Securities have been issued, and, (ii) thereafter,  28.5 shares of common stock per $1,000 aggregate principal amount of Second Additional Securities purchased by such initial purchasers of the Original Securities, in each case, at an exercise price per share of common stock equal to the volume weighted average price of a single share of the Issuer’s common stock in composite trading for the principal exchange on which such securities are listed for the thirty (30) trading days ending on, but excluding, the date of issuance, and otherwise substantially in accordance with the terms of those certain common stock purchase warrants issued by the Issuer to the initial purchasers of the Original Securities on July 15, 2019; provided, in no event shall the Issuer issue warrants to purchase fractional shares of common stock, and the Issuer shall round the amount of common stock each such warrant is exercisable for to the nearest whole share of common stock. For the avoidance of doubt, if the First Additional Notes have not been issued, any warrants issued to the initial purchasers of the Original Securities in connection with the Second Additional Notes pursuant to each of clauses (i) and (ii) in this paragraph above shall be allocated to such purchasers on a pro rata basis.”

Section 1.10.         Amendment of Section 11.03(a).  Pursuant to Section 9.02 of the Existing Indenture, the lead-in of Section 11.03(a) of the Existing Indenture shall be amended and restated in its entirety as follows:

“(a) Subject to Sections 11.03(b) and 11.04, the Notes Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreements or as provided hereby.  The Issuer and the Guarantors will be entitled to a release of assets included in the Notes Collateral from the Liens securing the Securities, and the Trustee shall release, or instruct the Collateral Agent to release, as applicable, the same from such Liens at the Issuer’s sole cost and expense, under one or more of the following circumstances:”

Section 1.11.         Amendment of Section 11.03(a).  Pursuant to Section 9.02 of the Existing Indenture, clause (1) of Section 11.03(a) of the Existing Indenture shall be amended and restated in its entirety as follows:

“(1) to enable the Issuer or any Restricted Subsidiary to exchange or Dispose of any of the Notes Collateral to any Person other than the Issuer or any Guarantor (but excluding any transaction subject to Article 5 where the recipient is required to become the obligor on the Securities or a Guarantee) to the extent not prohibited by this Indenture, including Section 4.06, and only to the extent that such exchange or Disposal results in a legal transfer of title of such Notes Collateral (except in connection with the Permitted Apomorphine Monetization);”

ARTICLE 2

Amendment to Notes

Effective as of the Supplement Effective Date, this Supplemental Indenture amends the Notes as provided for herein:

Section 2.01.          Amendment of Section 8.  Pursuant to Section 9.02 of the Existing Indenture and Section 15 of the Notes, Section 8 of the Notes shall be amended and restated in its entirety as follows:

“Upon the receipt of any cash proceeds by the Issuer in the Permitted Apomorphine Monetization (other than the Upfront Apomorphine Monetization Payment), each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s then outstanding Securities at a repurchase price in cash equal to 112.5000% of the principal amount thereof, plus accrued and unpaid interest, if any, thereon to the repurchase date (subject to the right of the Holders of record on the relevant Record Date to receive interest due on the related Payment Date), as provided in, and subject to the terms of, the Indenture.”

ARTICLE 3

Conditions Precedent

This Supplement shall be deemed to be effective on the tenth business day following the funding of the Initial Permitted Apomorphine Monetization, assuming each of the following conditions is satisfied as of such tenth business day (the “Supplement Effective Date”):

Section 3.01.         Executed Supplement.  The Trustee and Collateral Agent shall have received from the Company and each Guarantor, counterparts of this Supplement signed on behalf of each of the parties hereto.

Section 3.02.        Further Assurances.  The Collateral Agent and Trustee shall have received such documents as the Collateral Agent and Trustee or special counsel to the Collateral Agent and Trustee may reasonably request.

Section 3.03.        Representatives and Warranties.  Each of the representations and warranties contained in the Purchase Agreements shall be true and correct in all material respects (except that any representation and warranty that is qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of the Supplement Effective Date, except to the extent such representations and warranties expressly related to any earlier date.

Section 3.04.         Issuance of New Notes. Substantially concurrently with the Supplement Effective Date, the 2020 Additional Securities Issuance Date shall have occurred and the 2020 Additional Securities shall have been issued.

Section 3.05.          Repurchase. Substantially concurrently with the Supplement Effective Date, the Repurchase shall have been consummated.

Section 3.06.          No Default.  No Default or Event of Default has occurred and is then continuing.

ARTICLE 4

Miscellaneous Provisions

Section 4.01.         Ratification of Indenture; Supplemental Indentures Part of Indenture.  Except as expressly amended and supplemented hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.  This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder shall be bound hereby.

Section 4.02.          Defined Terms.  As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined, except that the term “Holders” in this Supplemental Indenture shall refer to the term “Holders” as defined in the Indenture and the Trustee and the Collateral Agent acting on behalf of and for the benefit of such Holders.  The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 4.03.        Counterparts.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes.  Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 4.04.          Effect of Headings.  The Section headings herein are for convenience of reference only and shall not affect the construction thereof.

Section 4.05.          Effectiveness.  The provisions of this Supplemental Indenture will take effect immediately upon execution thereof by the parties hereto.

Section 4.06.         Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 4.07.          No Representation.  Neither the Trustee nor the Collateral Agent makes any representation as to the validity or sufficiency of this Supplemental Indenture.

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IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ Keith J. Kendall
Name: Keith J. Kendall
Title: Chief Executive Officer

Signature Page to the First Supplemental Indenture

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:	/s/ Allison D.B. Nadeau
Name: Allison D.B. Nadeau
Title: Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent

By:	/s/ Allison D.B. Nadeau
Name: Allison D.B. Nadeau
Title: Vice President

Signature Page to the First Supplemental Indenture